Consent of Independent Registered Public Accounting Firm
The Board of Directors
MGP Ingredients, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333‑51849 (as amended by Post-Effective Amendment No. 1); 333-119860 (as amended by Post-Effective Amendment No. 1); 333-137593 (as amended by Post-Effective Amendment No. 1); 333-162625 (as amended by Post-Effective Amendment No. 1); 333-162626 (as amended by Post-Effective Amendment No. 1); 333-196383; 333-196384; and 333-196385) of MGP Ingredients, Inc. of our report dated March 12, 2015, with respect to the consolidated balance sheets of MGP Ingredients, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10‑K of MGP Ingredients, Inc.

(signed) KPMG LLP

Kansas City, Missouri
March 12, 2015